Exhibit 4.1

BLACKROCK ASSET MANAGEMENT INTERNATIONAL INC.,

as Sponsor

And

THE BANK OF NEW YORK MELLON,

as Trustee

Second Amendment to

First Amended and Restated Depositary Trust Agreement

iShares® COMEX® Gold Trust

Dated as of February 9, 2010

TABLE OF CONTENTS

Page

SECOND AMENDMENT TO FIRST AMENDED AND RESTATED DEPOSITARY TRUST AGREEMENT ........................	1

ARTICLE 1 DEFINITIONS AND RULES OF CONSTRUCTION ................................................................................................	1

Section 1.1. Definitions ...........................................................................................................................................................	1

Section 1.2. Rules of Construction ..........................................................................................................................................	1

ARTICLE 2 AMENDMENTS TO THE DEPOSITARY TRUST AGREEMENT .........................................................................	2

Section 2.1. Text of the Amendments .....................................................................................................................................	2

ARTICLE 3 MISCELLANEOUS .....................................................................................................................................................	2

Section 3.1. Counterparts ........................................................................................................................................................	2

Section 3.2. Third-Party Beneficiaries ....................................................................................................................................	2

Section 3.3. Severability .........................................................................................................................................................	2

Section 3.5. Governing Law ...................................................................................................................................................	2

-i-

SECOND AMENDMENT TO FIRST AMENDED AND RESTATED DEPOSITARY TRUST

AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) to the First Amended and Restated Depositary Trust Agreement dated as of February 6, 2007 is entered into on February 9, 2010, by and between BLACKROCK ASSET MANAGEMENT INTERNATIONAL INC., a Delaware corporation, in its capacity as Sponsor, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee.

W I T N E S S E T H :

WHEREAS the “iShares® COMEX® Gold Trust”, a trust created under the laws of the State of New York, is governed by the provisions of the First Amended and Restated Depositary Trust Agreement dated as of February 6, 2007 (the “Depositary Trust Agreement”); and

WHEREAS the parties hereto wish to amend the Depositary Trust Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1. Definitions. Except as otherwise specified in this Amendment, or as the context may otherwise require, capitalized terms shall have the meaning ascribed to them in the Depositary Trust Agreement.

Section 1.2. Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States;

(iii) “or” is not exclusive;

(iv) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section or other subdivision;

(v) “including” means including without limitation; and

(vi) words in the singular include the plural and words in the plural include the singular.

ARTICLE 2

AMENDMENTS TO THE DEPOSITARY TRUST AGREEMENT

Section 2.1. Text of the Amendments. Paragraph “(a)” of Section 5.7 of the Depositary Trust Agreement is hereby amended to read in full as follows:

(a) Each Depositor, and each person surrendering Shares for the purpose of withdrawing Trust Property, shall pay to the Trustee a fee of $500 per transaction for the Delivery of Shares pursuant to Section 2.4 and the Surrender of Baskets of Shares pursuant to Section 2.6 or 6.2 (or such other fee as the Trustee, with the prior written consent of the Sponsor, may from time to time announce).

ARTICLE 3

MISCELLANEOUS

Section 3.1. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Amendment shall be filed with the Trustee and shall be open to inspection by any Registered Owner during the Trustee’s business hours.

Section 3.2. Third-Party Beneficiaries. This Amendment is for the exclusive benefit of the parties hereto, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 3.3. Severability. In case any one or more of the provisions contained in this Amendment should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Amendment shall in no way be affected, prejudiced or disturbed thereby.

Section 3.4. Governing Law. This Amendment shall be interpreted under, and all rights and duties under this Amendment shall be governed by, the internal substantive laws (but not the choice of law rules) of the State of New York.

IN WITNESS WHEREOF, BLACKROCK ASSET MANAGEMENT INTERNATIONAL INC. and THE BANK OF NEW YORK MELLON have duly executed this Second Amendment to the Depositary Trust Agreement as of the day and year first set forth above.

BLACKROCK ASSET MANAGEMENT INTERNATIONAL INC.

By:	/s/ GEOFFREY D. FLYNN
	Name:	Geoffrey D. Flynn
	Title:	Chief Financial Officer

By:	/s/ MICHAEL A. LATHAM
	Name:	Michael A. Latham
	Title:	Chief Executive Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ JOSEPH F. KEENAN
	Name:	Joseph F. Keenan
	Title:	Managing Director